Exhibit 1.1

EXECUTION VERSION

Invacare Corporation

$105,000,000 4.50% Convertible Senior Notes due 2022

Purchase Agreement

June 8, 2017

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

As the Initial Purchaser

Ladies and Gentlemen:

Invacare Corporation, an Ohio corporation (the “Company”), proposes to issue and sell to Goldman Sachs & Co. LLC (the “Initial Purchaser”) $105,000,000 principal amount of its 4.50% Convertible Senior Notes due 2022 (the “Underwritten Securities”) and, at the option of the Initial Purchaser, up to an additional $15,000,000 principal amount of its 4.50% Convertible Senior Notes due 2022 solely to cover over-allotments (the “Option Securities”) if and to the extent that the Initial Purchaser shall have determined to exercise the option to purchase such 4.50% Convertible Senior Notes due 2022 granted to the Initial Purchaser in Section 2 hereof. The Underwritten Securities and the Option Securities are herein referred to as the “Securities”. The Securities will be convertible into cash, common shares of the Company, without par value (the “Common Shares”), or a combination of cash and Common Shares, at the option of the Company on the terms, and subject to the conditions, set forth in the Indenture (as defined below). Any Common Shares into which the Securities are convertible are referred to herein as the “Underlying Securities.” The Securities will be issued pursuant to an Indenture to be dated as of June 14, 2017 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

In connection with the offering of the Underwritten Securities, the Company is separately entering into a convertible note hedge and warrant transaction with Goldman Sachs & Co. LLC (the “Call Spread Counterparty”) pursuant to a convertible note hedge confirmation (the “Base Bond Hedge Confirmation”) and a warrant confirmation (the “Base Warrant Confirmation” and, together with the Base Bond Hedge Confirmation, the “Base Call Spread Confirmations”), respectively, each to be dated the date hereof, and in connection with any exercise by the Initial Purchaser of its option to purchase any Option Securities, the Company and the Call Spread Counterparty will enter into an additional convertible note hedge and warrant transaction pursuant to an additional convertible note hedge confirmation (the “Additional Bond Hedge

Confirmation”) and an additional warrant confirmation (the “Additional Warrant Confirmation” and, the Additional Warrant Confirmation together with the Additional Bond Hedge Confirmation, the “Additional Call Spread Confirmations”), respectively, each to be dated the date on which the Initial Purchaser exercises its option to purchase such Option Securities. We refer to the Base Call Spread Confirmations and the Additional Call Spread Confirmations collectively herein as the “Call Spread Confirmations.”

The Company hereby confirms its agreement with the Initial Purchaser concerning the purchase and sale of the Securities, as follows:

1.    The Securities will be sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering circular dated June 7, 2017 (the “Preliminary Offering Circular”) and will prepare an offering circular dated the date hereof (the “Offering Circular”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Circular have been, and copies of the Offering Circular will be, delivered by the Company to the Initial Purchaser pursuant to the terms of this purchase agreement (this “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Circular, the other Time of Sale Information (as defined below) and the Offering Circular in connection with the offering and resale of the Securities by the Initial Purchaser in the manner contemplated by this Agreement. References herein to the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Circular and the Offering Circular shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Exchange Act”) that are incorporated by reference therein.

As of 10:00 P.M., New York City time, on the date of this Agreement (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Circular, as supplemented and amended by the written communications listed on Annex A hereto.

2.    Purchase and Resale of the Securities by the Initial Purchaser. (a) The Company agrees to issue and sell the Underwritten Securities to the Initial Purchaser as provided in this Agreement, and the Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Company the principal amount of Underwritten Securities set forth opposite the Initial Purchaser’s name in Schedule 1 hereto at a price equal to 96.75% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from June 14, 2017 to the Closing Date (as defined below).

In addition, the Company agrees to issue and sell the Option Securities to the Initial Purchaser as provided in this Agreement, and the Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase from the Company the Option Securities at the Purchase Price plus accrued interest, if any, from the Closing Date to the date of payment and delivery.

The Initial Purchaser may purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirteenth day of the period beginning on, and including, the Closing Date, by written notice from the Initial Purchaser to the Company. Such notice shall set forth the aggregate principal amount of Option Securities plus accrued interest as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof)(subject to the immediately preceding sentence). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)    The Company understands that the Initial Purchaser intends to offer the Securities for resale on the terms set forth in the Time of Sale Information. The Initial Purchaser represents, warrants and agrees that:

(i)    it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii)    it has not, and none of its affiliates or any other person acting on its behalf has, solicited offers for, or offered or sold, and neither it nor such persons will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)    it has not, and none of its affiliates or any other person acting on its behalf has, solicited offers for, or offered or sold, and neither it nor such persons will solicit offers for, or offer or sell, the Securities as part of their initial offering thereof except within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A.

(c)    The Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 6(f) and 6(g), counsel for the Company and counsel for the Initial Purchaser, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchaser, and compliance by the

Initial Purchaser with its agreements contained in paragraph (b) above and the Initial Purchaser hereby consents to such reliance.

(d)    The Company acknowledges and agrees that the Initial Purchaser may offer and sell Securities to or through any affiliate of the Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through the Initial Purchaser.

(e)     Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Initial Purchaser in the case of the Underwritten Securities, at the offices of Davis Polk & Wardwell LLP at 10:00 A.M. New York City time on June 14, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Initial Purchaser and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Initial Purchaser in the written notice of the Initial Purchaser’s election to purchase such Option Securities. The time and date of such payment for the Underwritten Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchaser of the Securities to be purchased on such date of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Initial Purchaser at the office of Goldman Sachs & Co. LLC set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(f)    The Company acknowledges and agrees that the Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Initial Purchaser is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchaser shall not have any responsibility or liability to the Company with respect thereto. Any review by the Initial Purchaser of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchaser and shall not be on behalf of the Company or any other person.

3.    Representations and Warranties of the Company. The Company represents and warrants to the Initial Purchaser that:

(a)    Preliminary Offering Circular. The Preliminary Offering Circular, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in any Preliminary Offering Circular, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(b)    Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Offering Circular has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Offering Circular has been omitted therefrom.

(c)    Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchaser in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Circular, (ii) the Offering Circular, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) each electronic road show and any other written communications approved in writing in advance by the Initial Purchaser. Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in such Issuer Written Communication, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(d)    Offering Circular. As of the date of the Offering Circular and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Offering Circular does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Offering Circular, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(e)    Incorporated Documents. The documents incorporated by reference in the Offering Circular or the Time of Sale Information, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and, when taken together, such documents did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Information and the Offering Circular present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in the Time of Sale Information and the Offering Circular has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly, in all material respects, the information shown thereby; and the unaudited pro forma condensed combined financial information and the related notes thereto included or incorporated by reference in the Time of Sale Information and the Offering Circular have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are included or incorporated by reference in the Time of Sale Information and the Offering Circular.

(g)    No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Time of Sale Information and the Offering Circular, (i) there has not been any material adverse change, or any development involving a material adverse change, in the capital stock, long-term debt, notes payable or current portion of long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the

Company on any class of capital stock (other than regular quarterly cash dividends on Common Shares and Class B Common Shares of the Company), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Time of Sale Information and the Offering Circular.

(h)    Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 2 to this Agreement.

(i)    Capitalization. The Company has an authorized capitalization as set forth in the Time of Sale Information and the Offering Circular under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Offering Circular, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Information and the Offering Circular; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in Time of Sale Information and the Offering Circular) and are owned directly or indirectly by the

Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for any such shares of capital stock or other equity interests pledged as collateral pursuant to the Company’s revolving credit agreement and related asset-based credit facilities.

(j)    Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, and (ii) since June 8, 2012, (A) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, (B) each such grant was made in accordance with the material terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “Exchange”) and any other exchange on which Company securities are traded, (C) the per share exercise price of each Stock Option was equal to the fair market value of a Common Share on the applicable Grant Date and (D) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. Since June 8, 2012, the Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(k)    Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Time of Sale Information and the Offering Circular has been duly and validly taken.

(l)    The Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(m)    Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n)    The Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company, and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(o)     [Reserved].

(p)    The Underlying Securities. The maximum number of Common Shares issuable upon conversion of the Securities (including the maximum number of additional Common Shares by which the Conversion Rate (as such term is defined in the Indenture) may be increased upon conversion in connection with a Make-Whole Fundamental Change (as such term is defined in the Indenture) and assuming (x) the Company receives Shareholder Approval (as such term is defined in the Indenture), (y) the Company elects, upon each conversion of the Securities, to deliver solely Common Shares, other than cash in lieu of any fractional shares, in settlement of each such conversion and (z) the Initial Purchaser exercises its option to purchase the Option Securities in full (the “Maximum Number of Underlying Securities”)) will be, upon Shareholder Approval (as such term is defined in the Indenture) duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non assessable, and the issuance of such shares will not be subject to any preemptive or similar rights.

(q)    [Reserved].

(r)    Descriptions of the Transaction Documents. Each Transaction Document and each Call Spread Confirmation conforms in all material respects to the description thereof contained in the Time of Sale Information and the Offering Circular.

(s)    No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, (x) for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect or (y) as described in the Time of Sale Information and the Offering Circular.

(t)    No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of any Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Circular will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(u)    No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of any Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Circular, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchaser.

(v)    Legal Proceedings. Except as described in the Time of Sale Information and the Offering Circular, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others.

(w)    Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(x)    Title to Real and Personal Property. The Company and its subsidiaries own or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the

Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)    Title to Intellectual Property. The Company and its subsidiaries own, possess, license or have adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses does not and, to the knowledge of the Company, will not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with such other party’s patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.

(z)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in the Time of Sale Information and the Offering Circular.

(aa)    Investment Company Act. The Company is not, and after giving effect to the transactions contemplated by the Call Spread Confirmations, the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Circular, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(bb)    Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except those contested in good faith and for which reserves in accordance with generally accepted accounting principles have been provided and except as would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Time of Sale Information and the Offering Circular or as would not reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(cc)    Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Time of Sale Information and the Offering Circular, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Time of Sale Information and the Offering Circular, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(dd)    No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(ee)    Compliance With Environmental Laws. (i) The Company and its subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees and orders relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of pollutants, contaminants or hazardous or toxic materials or waste (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Time of Sale Information and the Offering Circular, (a) there are no proceedings that are pending, or that are known by the Company to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed by the Company that no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(ff)    Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(gg)    Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would reasonably be expected to have any material liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that would reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would reasonably be expected to result, in material liability to the Company or its subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

(hh)    Disclosure Controls. The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ii)    Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, its principal executive officer and principal financial officer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Circular fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Time of Sale Information and the Offering Circular, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(jj)    eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Circular fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(kk)    Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ll)    No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, affiliate, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted and maintain, and will continue to maintain, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(mm)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)    Compliance with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, affiliate, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently subject to or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is subject to Sanctions, including Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of funding or facilitating the activities of any person that, at the time of such funding, is subject to, or the target of, any Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo)    No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(pp)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and the Call Spread Confirmations) that would give rise to a valid claim against the Company or any of its subsidiaries or the Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
(qq)    Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as any Company securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information, as of the Time of Sale, and the Offering Circular, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(rr)    No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.
(ss)    No General Solicitation. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchaser, as to which no representation is made) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
(tt)    Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 2(b) and its compliance with its agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchaser and the offer, resale and delivery of the Securities by the Initial Purchaser in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Circular, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.
(uu)     No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(vv)     Health Care Laws. Except as disclosed in the Time of Sale Information and the Offering Circular, neither the Company nor any of its business operations is in violation of any Health Care Laws, except where the failure to be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. For purposes of this Agreement, “Health Care Laws” means (i) the Federal Food, Drug, and Cosmetic Act, and the regulations promulgated thereunder, (ii) all federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. §3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes, (iii) the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (18 U.S.C. §§669, 1035, 1347 and 1518; 42 U.S.C. §1320d et seq.) and the regulations promulgated thereunder, (iv) Titles XVIII (42 U.S.C. §1395 et seq.) and XIX (42 U.S.C. §1396 et seq.) of the Social Security Act and the regulations promulgated thereunder, (v) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (42 U.S.C. §1395w-101 et seq.) and the regulations promulgated thereunder, (vi) the Patient Protection and Affordable Care Act, (vii) all statutes, rules or regulations applicable to the ownership, testing, development, manufacture, quality, safety, accreditation, packaging, use, distribution, labeling, promotion, sale, offer for sale, import, export or disposal of any product manufactured or distributed by the Company and (viii) any and all other health care laws and regulations applicable to the business of the Company as currently conducted by it as described in the Time of Sale Information and the Offering Circular, each of (i) through (viii) as may be amended from time to time.
(ww)    Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Time of Sale Information and the Offering Circular will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(xx)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Information and the Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(yy)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Time of Sale Information and the Offering Circular is not based on or derived from sources that are reliable and accurate in all material respects.

(zz)     Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(aaa)     No Ratings. There are no securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) in the Exchange Act.

4.    Further Agreements of the Company. The Company covenants and agrees with the Initial Purchaser that:

(a)    Delivery of Copies. The Company will deliver to the Initial Purchaser as many copies of the Preliminary Offering Circular, any other Time of Sale Information, any Issuer Written Communication and the Offering Circular (including all amendments and supplements thereto) as the Initial Purchaser may reasonably request.

(b)    Offering Circular, Amendments or Supplements. Before finalizing the Offering Circular or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Circular or filing with the Commission any document that will be incorporated by reference therein, at any time prior to the completion of the initial offering of the Securities, the Company will furnish to the Initial Purchaser and counsel for the Initial Purchaser a copy of the proposed Offering Circular or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Circular, amendment or supplement or file any such document with the Commission without providing the Initial Purchaser a reasonable opportunity to review and comment, unless, upon the advice of counsel, the Company determines that such filing is required under the Exchange Act.

(c)    Additional Written Communications. Before using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Initial Purchaser and counsel for the Initial Purchaser a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Initial Purchaser reasonably objects, unless, upon the advice of counsel, the Company determines that such filing is required under the Exchange Act.

(d)    Notice to the Initial Purchaser. The Company will advise the Initial Purchaser promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Circular or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Circular as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date of such Time of Sale Information, Issuer Written Communication or the Offering Circular, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Circular or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Ongoing Compliance of the Offering Circular and Time of Sale Information. (1) If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Circular as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Circular is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Circular to comply with law, the Company will immediately notify the Initial Purchaser thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchaser such amendments or supplements to the Offering Circular (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Circular as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Circular is delivered to a purchaser, be misleading or so that the Offering Circular will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchaser thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchaser such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading.

(f)    Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser shall reasonably request and will continue such qualifications in effect so long as required for the offering and initial resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)    Clear Market. For a period of ninety (90) days after the date hereof, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the Initial Purchaser, other than the Securities to be sold hereunder, the issuance of any Common Shares upon conversion of the Securities, entry into the Call Spread Confirmations, any Common Shares issued upon exercise and settlement or termination of the warrant transactions evidenced by the Base Warrant Confirmations and any Additional Warrant Confirmations, restricted share awards, performance share awards and other awards granted pursuant to equity compensation plans of the Company, any Common Shares issued upon the exercise of options or pursuant to the vesting of awards granted under equity compensation plans of the Company, and Common Shares issued upon conversion of convertible securities outstanding as of the date hereof or issued upon the exercise and settlement or termination of warrant transactions outstanding as of the date hereof and evidenced by warrant confirmations that were entered into in connection with such convertible securities.

(h)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Offering Circular under the heading “Use of Proceeds”.

(i)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(j)    Underlying Securities. Upon Shareholder Approval (as such term is defined in the Indenture), the Company will reserve and keep available at all times, free of pre-emptive rights, a number of Common Shares equal to the Maximum Number of Underlying Securities. The Company will use its reasonable best efforts to cause and maintain the listing of such Common Shares on the Exchange at such times.

(k)    Conversion Rate. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion rate of the Securities.

(l)    Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(m)    DTC. The Company will assist the Initial Purchaser in arranging for the Securities to be eligible for clearance and settlement through DTC.

(n)    No Resales by the Company. During the period from the Closing Date until one year after the Closing Date or the Additional Closing Date, if applicable, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(o)    No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(p)     No General Solicitation. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchaser, as to which no covenant is given) will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

5.    Certain Agreements of the Initial Purchaser. The Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Circular and the Offering Circular, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Circular or the Offering Circular, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by the Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Circular or the Offering Circular.

6.    Conditions of Initial Purchaser’s Obligations. The obligation of the Initial Purchaser to purchase the Underwritten Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(b)    No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act (i) no downgrading shall have occurred in the rating accorded such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)    No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Circular (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Initial Purchaser makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Circular.

(d)    Officers’ Certificate. The Initial Purchaser shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Initial Purchaser (i) confirming that such officers have carefully reviewed the Time of Sale Information and the Offering Circular and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e)    Comfort Letters. (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Initial Purchaser, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Time of Sale Information and the Offering Circular; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(ii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Initial Purchaser a certificate, dated the respective dates of delivery thereof and addressed to the Initial Purchaser, of its chief financial officer with respect to certain financial data contained in the Time of Sale Information and the Offering Circular, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Initial Purchaser.

(f)    Opinion and 10b-5 Statement of Counsel for the Company; Opinion of General Counsel of the Company. (i) Calfee, Halter & Griswold LLP, counsel for the Company, shall have furnished to the Initial Purchaser, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect set forth in Annex C-1 hereto and (ii) Anthony C. LaPlaca, the General Counsel of the Company, shall have furnished to the Initial Purchaser his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect set forth in Annex C-2.

(g)    Opinion and 10b-5 Statement of Counsel for the Initial Purchaser. The Initial Purchaser shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Initial Purchaser, with respect to such matters as the Initial Purchaser may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(i)    Good Standing. The Initial Purchaser shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its domestic subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Initial Purchaser may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j)    DTC. The Securities shall be eligible for clearance and settlement through DTC.

(k)    Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each of the executive officers and directors of the Company listed in Exhibit B hereto, relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to the Initial Purchaser on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(l)    Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

7.    Indemnification and Contribution.

(a)    Indemnification of the Initial Purchaser. The Company agrees to indemnify and hold harmless the Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular, any of the other Time of Sale Information, any Issuer Written Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Offering Circular (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by the Initial Purchaser expressly for use therein, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the information described as such in subsection (b) below.

(b)    Indemnification of the Company. The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by the Initial Purchaser through the Initial Purchaser expressly for use in the Preliminary Offering Circular, any of the other Time of Sale Information, any Issuer Written Communication, any road show or the Offering Circular (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by the Initial Purchaser consists of the following information in the Offering Circular furnished on behalf of the Initial Purchaser: the information contained in the seventh paragraph, eighth paragraph, second sentence of the ninth paragraph, fifteenth paragraph, sixteenth paragraph and eighteenth paragraph, under the caption “Plan of Distribution”.

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of one such counsel (and any one applicable local counsel) shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within 60 days to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them, provided that in no instance shall the Indemnifying Person be required to reimburse such fees and expenses of more than one counsel (and any one applicable local counsel) for such Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any one applicable local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Initial Purchaser, its affiliates, directors and officers and any control persons of the Initial Purchaser shall be designated in writing by Goldman Sachs & Co. LLC and any such separate firm for the Company, its directors, officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchaser in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Initial Purchaser, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.    Termination. This Agreement may be terminated in the absolute discretion of the Initial Purchaser, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the Exchange or The Nasdaq Global Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Initial Purchaser, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Circular.

10.    [Reserved]

11.    Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Circular, any other Time of Sale Information, any Issuer Written Communication and the Offering Circular (including any amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the reasonable fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchaser may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable and documented fees and expenses of counsel for the Initial Purchaser); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Underlying Securities on the Exchange.

(b)    If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchaser or (iii) the Initial Purchaser declines to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Initial Purchaser for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchaser in connection with this Agreement and the offering contemplated hereby.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchaser contained in this Agreement or made by or on behalf of the Company or the Initial Purchaser pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchaser.

14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.     Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchaser is required to obtain, verify and record information that identifies its respective clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow the Initial Purchaser to properly identify its clients.

16.    Miscellaneous. (a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchaser shall be given to it at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department. Notices to the Company shall be given to it at Invacare Corporation, One Invacare Way, Elyria, Ohio 44036, (fax: (440) 329-6036); Attention: General Counsel.

(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)    Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment that is not subject to appeal in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(d)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)    Xtract Research LLC. The Company hereby agrees that the Initial Purchaser may provide copies of the Preliminary Offering Circular and the Final Offering Circular relating to the offering of the Securities and any other agreements or documents relating thereto, including, without limitation, any registration rights agreement or trust indentures, to Xtract Research LLC (“Xtract”) following the completion of the offering for inclusion in an online research service sponsored by Xtract, access to which is restricted to “qualified institutional buyers” as defined in Rule 144A under the Securities Act.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

INVACARE CORPORATION

By:	/s/ Robert K. Gudbranson
Name:	Robert K. Gudbranson
Title:	Senior Vice President and Chief Financial Officer

Accepted: As of the date first written above

GOLDMAN SACHS & CO. LLC

By /s/ Daniel Young
Authorized Signatory

Schedule 1

Initial Purchaser	Principal Amount
Goldman Sachs & Co. LLC	$105,000,000

Total	105,000,000 =========

Schedule 2

Subsidiaries

1	Adaptive Switch Laboratories, Inc., a Texas corporation

2	Alber GmbH, a German limited liability company

3	Alber GmbH, a Swiss corporation

4	Alber USA, LLC, an Ohio limited liability company

5	Aquatec Operations GmbH, a German limited liability company

6	Carroll Healthcare General Partner Inc., an Ontario corporation

7	Carroll Healthcare Inc. an Ontario corporation

8	Carroll Healthcare L.P., an Ontario limited partnership

9	Dolomite AB, a Swedish corporation

10	Dynamic Connect (Suzhou) Hi-Tech Electronics Co., Ltd., a Chinese company

11	Dynamic Controls, a New Zealand corporation

12	Dynamic Europe Ltd., a UK corporation

13	Dynamic Suzhou Holdings New Zealand, a New Zealand corporation

14	Freedom Designs, Inc., a California corporation

15	Invacare AB, a Swedish corporation

16	Invacare AG, a Swiss corporation

17	Invacare A/S, a Danish corporation

18	Invacare AS, a Norwegian corporation

19	Invacare GmbH, a German corporation

20	Invacare Asia Ltd., a Hong Kong company

21	Invacare Australia Pty. Ltd., an Australian corporation

22	Invacare Austria GmbH, an Austrian corporation

23	Invacare B.V., a Netherlands corporation

24	Invacare Canada General Partner Inc., a Canadian corporation

25	Invacare Canada L.P., an Ontario partnership

26	Invacare Canadian Holdings, Inc., a Delaware corporation

27	Invacare Canadian Holdings, LLC, a Delaware limited liability company

28	Invacare Continuing Care, Inc., a Missouri corporation

29	Invacare Credit Corporation, an Ohio corporation

30	Invacare Dolomite AB, a Swedish corporation

31	Invacare (Deutschland) GmbH, a German corporation

32	Invacare Florida Corporation, a Delaware corporation

33	Invacare Florida Holdings, LLC, a Delaware limited liability company

34	Invacare France Operations SAS, a French corporation

35	Invacare Germany Holding GmbH, a German corporation

36	Invacare Holding AS, a Norwegian corporation

37	Invacare Holding Two AB, a Swedish corporation

38	Invacare Holdings C.V., a Netherlands partnership

39	Invacare Holdings LLC, an Ohio limited liability corporation

40	Invacare Holdings New Zealand, a New Zealand corporation

41	Invacare Holdings SARL, a Luxembourg corporation

42	Invacare Holdings Two B.V., a Netherlands corporation

43	Invacare Holdings Two SARL, a Luxembourg corporation

44	Invacare Ireland Ltd., an Ireland corporation

45	Invacare International Corporation, an Ohio corporation

46	Invacare International SARL, a Swiss corporation

47	Invacare Limited, a UK corporation

48	Invacare Mauritius Holdings, a Republic of Mauritius company

49	Invacare Mecc San Srl, an Italian corporation

50	Invacare New Zealand, a New Zealand corporation

51	Invacare NV, a Belgium corporation

52	Invacare Rehabilitation Equipment (Suzhou) Company, Ltd., a Chinese company

53	Invacare Poirier SAS, a French corporation

54	Invacare (Portugal)—Sociedade Industrial e Comercial de Ortopedia Lda., a Portuguese company

55	Invacare (Portugal) II—Material Ortopedico, Lda., a Portuguese company

56	Invacare Rea AB, a Swedish corporation

57	Invacare S.A., a Spanish corporation

58	Invacare UK Operations Ltd., a UK corporation

59	Invacare Verwaltungs GmbH, a German limited liability company

60	Invamex Holdings LLC, a Delaware limited liability company

61	Invamex S. de R.L. de C.V., a Mexican corporation

62	Invatection Insurance Company, a Vermont corporation

63	Kuschall AG, a Swiss corporation

64	Medbloc, Inc., a Delaware corporation

65	Motion Concepts L.P., an Ontario limited partnership

66	Perpetual Motion Enterprises Limited, an Ontario corporation

67	Scandinavian Mobility International ApS, a Danish corporation

68	The Aftermarket Group, Inc., a Delaware corporation

69	The Helixx Group, Inc., an Ohio corporation

Annex A

Time of Sale Information

1. Term sheet containing the terms of the Securities, substantially in the form of Annex B.

Annex B

Form of Pricing Term Sheet

PRICING TERM SHEET    STRICTLY CONFIDENTIAL
DATED JUNE 8, 2017
INVACARE CORPORATION
$105,000,000 PRINCIPAL AMOUNT OF
4.50% CONVERTIBLE SENIOR NOTES DUE 2022
The information in this pricing term sheet supplements Invacare Corporation’s preliminary offering circular, dated June 7, 2017 (the “Preliminary Offering Circular”), and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Circular, including all documents incorporated by reference therein. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Circular. All references to dollar amounts are references to U.S. dollars. Invacare Corporation has increased the size of the offering to $105,000,000 (or $120,000,000 if the initial purchaser’s over-allotment option to purchase additional Notes is exercised in full). The final offering circular relating to the offering will reflect conforming changes relating to such increase in the size of the offering.

Issuer:	Invacare Corporation, an Ohio corporation.
Ticker/Exchange for Issuer’s Common Shares:	“IVC”/The New York Stock Exchange (“NYSE”).
Notes:	4.50% Convertible Senior Notes due 2022.
Principal Amount:	$105,000,000, plus up to an additional $15,000,000 principal amount pursuant to the initial purchaser’s over-allotment option to purchase additional Notes.
Denominations:	$1,000 and integral multiples of $1,000 in excess thereof.
Maturity:	June 1, 2022, unless earlier repurchased or converted.
Interest Rate:	4.50% per year.
Interest Payment Dates:	Interest will accrue from June 14, 2017 and will be payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2017.
Interest Record Dates:	May 15 and November 15 of each year, immediately preceding any June 1 or December 1 interest payment date, as the case may be.

Settlement:
Unless and until the Issuer obtains (i) shareholder approval under Rule 312.03(c) of the New York Stock Exchange Listed Company Manual for the issuance of common shares in excess of the limitations set forth therein upon conversion of the Notes, and (ii) shareholder approval under Rule 312.03(c) of the New York Stock Exchange Listed Company Manual for the issuance of common shares in excess of the limitations set forth therein upon conversion of its 5.00% convertible senior notes due 2021, in each case, prior to the relevant conversion date (or, if earlier, December 1, 2021), the Notes will be convertible, subject to certain conditions, into solely cash. If the Issuer obtains such shareholder approval, the Notes may be settled in cash, the Issuer’s common shares or a combination of cash and the Issuer’s common shares, at the Issuer’s election.

Issue Price:	100% of principal, plus accrued interest, if any, from the Settlement Date.
Trade Date:	June 9, 2017
Settlement Date:	June 14, 2017
NYSE Last Reported Sale Price of Issuer’s Common Shares on June 8, 2017:	$12.25 per common share.
Initial Conversion Rate:	61.6095 common shares per $1,000 principal amount of Notes.
Initial Conversion Price:	Approximately $16.23 per common share.
Conversion Premium:	Approximately 32.5% above the NYSE Last Reported Sale Price of Issuer’s Common Shares on June 8, 2017.
Sole Book-Running Manager:	Goldman Sachs & Co. LLC
CUSIP Number (144A):	461203 AG6
ISIN (144A):	US461203AG68
Use of Proceeds:
Issuer estimates that the proceeds from the offering will be approximately $100.1 million (or approximately $114.6 million if the initial purchaser exercises its over-allotment option in full), after deducting fees and estimated expenses.

Issuer entered into a convertible note hedge transaction with Goldman Sachs & Co. LLC (the “option counterparty”). Issuer also entered into a warrant transaction with the option counterparty. Issuer intends to use approximately $9.35 million of the net proceeds from the offering to pay the cost of the convertible note hedge transaction (after such cost is partially offset by the proceeds to Issuer from the sale of the warrant transaction).

Issuer intends to use the remainder of the net proceeds from the offering for working capital and general corporate purposes, which may include funding portions of Issuer’s ongoing turnaround and addressing potential risks and contingencies described under the heading “Risk Factors” and in Issuer’s periodic reports on Form 10-K and Form 10-Q and current reports on Form 8-K. See “Use of Proceeds” in the Preliminary Offering Circular.

If the initial purchaser exercises its over-allotment option, Issuer expects to sell additional warrants to the option counterparty and use a portion of the net proceeds from the sale of the additional Notes, together with the proceeds from the additional warrants, to enter into an additional convertible note hedge transaction with the option counterparty and for working capital and general corporate purposes.

Increase in Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change:

Following the occurrence of a “make-whole fundamental change” (as defined in the Preliminary Offering Circular), Issuer will increase the Conversion Rate for a holder who elects to convert its Notes in connection with such make-whole fundamental change in certain circumstances, as described under “Description of Notes—Conversion Rights—Increase in Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change” in the Preliminary Offering Circular.
The following table sets forth the number of additional common shares, if any, by which the Conversion Rate will be increased per $1,000 principal amount of Notes for conversions in connection with a make-whole fundamental change for each “stock price” and “effective date” set forth below:

	Stock Price
Effective Date	$12.25	$13.00	$14.00	$15.00	$16.23	$18.00	$20.00	$23.00	$26.00	$30.00	$35.00	$40.00	$45.00	$50.00
June 14, 2017	20.0231	17.8087	15.3137	13.3172	11.3987	9.4025	7.6674	5.7158	4.3219	3.0689	2.1607	1.6569	1.3147	1.0473
June 1, 2018	20.0231	17.1791	14.5403	12.4362	10.4189	8.3576	6.8130	5.0993	3.8652	2.7481	1.9279	1.4831	1.1813	0.9446
June 1, 2019	20.0231	16.7129	13.8725	11.6132	9.4555	7.2530	5.6874	4.2706	3.2493	2.3181	1.6265	1.2545	1.0050	0.8085
June 1, 2020	20.0231	16.3310	13.1989	10.7220	8.3748	6.0134	4.3726	3.1849	2.4298	1.7425	1.2309	0.9520	0.7682	0.6223
June 1, 2021	20.0231	15.8158	12.2253	9.4236	6.8261	4.3125	2.6850	1.7628	1.3421	0.9626	0.6900	0.5403	0.4388	0.3579
June 1, 2022	20.0231	15.3136	9.8191	5.0572	0.0048	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•
If the stock price is between two stock prices in the table above or the effective date is between two effective dates in the table above, the number of additional common shares by which the Conversion Rate will be increased will be determined by a straight-line interpolation between the number of additional common shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•
If the stock price is greater than $50.00 per common share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Circular), no additional common shares will be added to the Conversion Rate.

•
If the stock price is less than $12.25 per common share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Circular), no additional common shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate per $1,000 principal amount of Notes exceed 81.6326 common shares, subject to adjustment in the same manner as the Conversion Rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Circular.

__________________

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes or the offering thereof. This communication does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
The Notes and any common shares issuable upon conversion of the Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchaser is initially offering the Notes only to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.
The Notes and common shares issuable upon conversion of the Notes are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Circular.
A copy of the Preliminary Offering Circular for the offering of the Notes may be obtained by contacting Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282; telephone: 1-866-471-2526; email: prospectus-ny@ny.email.gs.com.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

[Remainder of Page Intentionally Blank]

Annex C-1

Form of Opinion of Calfee, Halter & Griswold LLP

(1)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio.

(2)    The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(3)    The Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether enforcement is considered in a proceeding in equity or law).

(4)    The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated by the Trustee in accordance with the provisions of the Indenture and delivered and paid for by the Initial Purchaser as provided in the Purchase Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether enforcement is considered in a proceeding in equity or law.

(5)    The maximum number of Common Shares issuable upon conversion of the Securities (including the maximum number of additional Common Shares by which the Conversion Rate (as such term is defined in the Indenture) may be increased upon conversion in connection with a Make-Whole Fundamental Change (as such term is defined in the Indenture) and assuming (x) the Company receives Shareholder Approval (as such term is defined in the Indenture), (y) the Company elects, upon each conversion of the Securities, to deliver solely Common Shares, other than cash in lieu of any fractional shares, in settlement of each such conversion and (z) the Initial Purchaser exercises its option to purchase the Option Securities in full will be, upon Shareholder Approval (as such term is defined in the Indenture) duly authorized by the Company and reserved for issuance by the Company and, when issued upon conversion of the Securities in accordance with the terms of the Indenture and the Securities, will be validly issued, fully paid and non-assessable and the shareholders of the Company have no preemptive rights with respect to such Common Shares under the Company’s charter or bylaws or under the Ohio General Corporation Law, each as currently in effect.

(6)     The execution, delivery and performance by the Company of its obligations under each of the Indenture and the Purchase Agreement and the issuance and sale of the Securities being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the compliance by the Company with the terms thereof will not (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement or instrument to which the Company or any of its subsidiaries is a party which has been referenced as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 pursuant to Item 601(b)(4) or (10) of Regulation S-K, (ii) result in any violation of the provisions of the charter or by-laws of the Company or (iii) result in the violation of (A) any provisions of those state laws of the State of Ohio and federal laws of the United States of America which, in our experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Purchase Agreement, but not including federal or state securities or blue sky laws, including without limitation the Securities Act, the Exchange Act, the Trust Indenture Act or the Investment Company Act, antifraud laws, or in each case any rules and regulations thereunder, or any law, rule or regulation relating to food, drug or similar matters or (B) to our knowledge, any order, known to such counsel, of any court, governmental or regulatory authority having jurisdiction over the Company.

(7)    No consent, approval, authorization, order, registration or qualification of or with any court having jurisdiction over the Company or United States or state governmental or regulatory authority is required for the execution and delivery by the Company of the Purchase Agreement and the Indenture or the consummation of the transactions contemplated by the Purchase Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchaser.

(8)    The statements in the Time of Sale Information and Offering Circular under the headings “Certain United States Federal Income Tax Considerations”, “Description of Capital Stock” and “Description of Notes”, to the extent that they constitute summaries of the terms of stock, matters of law or legal conclusions, or documents referenced therein, fairly summarize, in all material respects, the matters described therein.

(9)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Circular, will not be required to register as an “investment company” within the meaning of the Investment Company Act.

(10)    The documents incorporated by reference in the Time of Sale Information and the Offering Circular (other than the financial statements and related schedules and other financial information or statistical data derived from the financial information included or incorporated by reference therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission promulgated thereunder.

(11)    Assuming (i) the accuracy of the representations and warranties of, and compliance thereby with the agreements of, the Company and the Initial Purchaser contained in this Agreement and (ii) the offer, sale and delivery of the Securities are completed in the manner contemplated by, and in accordance with, this Agreement, the Time of Sale Information and the Offering Circular, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchaser pursuant to this Agreement and the initial resale of the Securities by the Initial Purchaser in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Circular, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any Securities or as to any Underlying Securities.

Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants and other counsel of the Company, and representatives of the Initial Purchaser and counsel for the Initial Purchaser at which conferences the contents of the Time of Sale Information and the Offering Circular and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for, nor has it independently checked or otherwise verified, the accuracy, completeness or fairness of the Time of Sale Information, the Offering Circular and any amendment or supplement thereto (except as expressly provided in paragraph (8) above), nothing has come to the attention of such counsel to cause such counsel to believe that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the Time of Sale specified in the Purchase Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Offering Circular or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information or statistical data derived from the financial information included or incorporated by reference therein, as to which such counsel need express no belief).

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Initial Purchaser. In rendering the opinions expressed in paragraphs (3) and (4) above, to the extent that the laws of the State of New York govern the matters as to which such opinions are expressed, such counsel may rely on the opinion of Latham and Watkins LLP.

The opinion of Calfee, Halter & Griswold LLP described above shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein.

Annex C-2

Form of Opinion of General Counsel of the Company

(1)    The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has the corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or have such corporate power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(2)    The subsidiaries of the Company specified on Exhibit A hereto (the “Specified Subsidiaries”) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(3)    The authorized capital stock of the Company is as set forth in the Time of Sale Information and the Offering Circular under the heading “Capitalization” ; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all the outstanding shares of capital stock or other equity interests of each Specified Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable.

(4)    The Company has the corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and the Company has taken all corporate action necessary to authorize the execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of its obligations thereunder.

(5)     To the knowledge of such counsel, except as described in the Time of Sale Information and the Offering Circular, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is a party or to which any property of the Company is subject which, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect; and to the knowledge of such counsel, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

Exhibit A

FORM OF LOCK-UP AGREEMENT

June 7, 2017

GOLDMAN SACHS & CO. LLC
200 West Street
New York, NY 10282

As the Initial Purchaser

Re:    Invacare Corporation --- Rule 144A Offering

Ladies and Gentlemen:

The undersigned understands that you, as the Initial Purchaser, propose to enter into a Purchase Agreement (the “Purchase Agreement”) with Invacare Corporation, an Ohio corporation (the “Company”), providing for the purchase and resale (the “Placement”) by Goldman Sachs & Co. LLC (the “Initial Purchaser”), of Convertible Senior Notes due 2022 of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In consideration of the Initial Purchaser’s agreement to purchase and make the Placement of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Goldman Sachs & Co. LLC, the undersigned will not, during the period ending 90 days after the date of the offering circular relating to the Placement (the “Offering Circular”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Shares, without par value, of the Company (the “Common Shares”) or any securities convertible into or exercisable or exchangeable for Common Shares (including without limitation, Common Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares, in each case other than (A) the exercise of an option to purchase Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or the vesting of any other award, in each case, granted on or prior to date of the Offering Circular under an equity compensation plan of the Company, or the disposition to the Company of restricted Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares granted pursuant to the terms of an equity compensation plan of the Company, (B) transfers of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares as a bona fide gift or gifts, to a trust established by the undersigned or by intestacy, or (C) sales pursuant to a trading plan established to provide an affirmative defense pursuant to Rule 10b5-1 under the Exchange Act provided that such existing plan or plans which the undersigned plans to establish within the 90 day restricted period have been disclosed to you prior to or in connection with the execution of this Letter Agreement by the undersigned.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Initial Purchaser is entering into the Purchase Agreement and proceeding with the Placement in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By: _______________________
Name:
Title:

Exhibit B

List of Lock-up Parties

Matthew E. Monaghan
Robert K. Gudbranson
Anthony C. LaPlaca
Patricia Stumpp
Dean Childers
C. Martin Harris, M.D.
Michael J. Merriman
Marc M. Gibeley
Clifford D. Nastas
Baiju R. Shah
Susan H. Alexander